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                                                                       EXHIBIT O


                THIS REVOLVING LOAN AGREEMENT dated July 24, 1998


                                 B E T W E E N:


                              J.R. SIMPLOT COMPANY
                                (the "Borrower")


                                     - and -


                       CANADIAN IMPERIAL BANK OF COMMERCE

                       Acting through its New York Agency

                                  (the "Bank")



            WHEREAS the Bank has agreed to establish a revolving credit in favor of the Borrower upon the terms and conditions hereinafter set forth;

            FOR GOOD AND VALUABLE CONSIDERATION the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1

                                 INTERPRETATION

1.1         DEFINITIONS

            In this Agreement, the following terms will have the meanings set out below unless the context requires otherwise:


       (1)  "ADVANCE" has the meaning set forth in Section 2.1(2) hereof.

       (2) "AGREEMENT" means this Agreement (including the schedules to this Agreement) as it (or they) may be amended, supplemented or restated from time to time, and the expressions




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"hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

       (3) "BUSINESS DAY" means any day except Saturday, Sunday or any statutory holiday in New York, New York or in Boise, Idaho.

       (4)  "COLLATERAL" has the meaning specified in the Pledge Agreement.

       (5) "COLLATERAL MAINTENANCE REQUIREMENT" means, as of any date of determination, 80% of the Market Value of the Collateral on such determination date.

       (6) "CONSENTS" means any consent, approval, authorization, permit, license, franchise, privilege, grant, exemption and other similar concession of, by or from any Official Body and "CONSENT" means any one of the Consents.

       (7) "DESIGNATED MATURITY" has the meaning set forth in the 1991 Definitions.

       (8)  "EVENT OF DEFAULT" means an event specified in Section 7.1 hereof.

       (9) "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

       (10) "FUNDING DATE" has the meaning set forth in Section 2.1(2) hereof.

       (11) "INTEREST PAYMENT DATE" means the first day of March, June, September and December of each year during the term of this Agreement, commencing September 1, 1998; provided that if such day is not a Business Day, the Interest Payment Date shall be the following Business Day.

       (12) "INTEREST PERIOD" means the period from and including an Interest Payment Date (or, for the first Interest Period as to each Advance, a Funding
Date) to but excluding the next Interest Payment Date (or, for the last Interest Period, the Maturity Date).

       (13) "LIABILITIES" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Borrower to the Bank under this Agreement, the Note and the Pledge Agreement between the Parties dated contemporaneously herewith.

       (14) "LIBOR" means, for each Interest Period, the rate determined according to the 1991 Definitions published by the International Swaps and Derivatives Association, Inc. (the "1991 Definitions") as USD-LIBOR-BBA for a Designated Maturity of three months with the Reset Date (as such term is defined in the 1991 Definitions) being the first day of such Interest Period; provided that, if any Interest Period in respect of any Advance is a period of less than three calendar months, then LIBOR for such Interest Period means the rate that would be determined according to the 1991 Definitions as USD-LIBOR-BBA for a Designated Maturity for a period equal to the period from the Funding Date for such Advance to the next Interest



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Payment Date and, if such Designated Maturity is other than a number of whole calendar months, by straight-line interpolation between the rates that would be so determined on the basis of Designated Maturities of the next shorter and the next longer number of whole calendar months.

       (15) "LOAN" has the meaning given to it in Section 2.1(1).

       (16) "LOAN COMMITMENT" means, as of any date of determination, the lesser of 70% of the aggregate Market Value of the Collateral on such determination date or $50,000,000.

       (17) "MARGIN STOCK" has the meaning provided such term in Regulation U of the Federal Reserve Board as in effect from time to time.

       (18) "MARKET VALUE" has the meaning set forth in the Pledge Agreement.

       (19) "MATURITY DATE" means November 30, 2003.

       (20) "MICRON" means Micron Technology, Inc., or any successor thereof.

       (21) "NOTE" means a note of the Borrower in favor of the Bank as described in Section 2.3(1) hereof and in substantially the form annexed hereto as Schedule A.

       (22) "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator whether foreign or domestic.

       (23) "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "PARTIES" means every Party.

       (24) "PERSON" or "PERSON" includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or any Official Body.

       (25) "PLEDGE AGREEMENT" means the agreement referred to in Section 4.1 hereof, and any amendments, restatements, substitutions or consolidations thereof.

       (26) "RESTRICTED SUBSIDIARY" means a "Restricted Subsidiary", from time to time, as such term is used in the Credit Agreement dated as of October 23, 1997 among J.R. Simplot Company, Simplot Australia (Holdings) PTY Limited and the various lenders named therein.

       (27) "SELECTED SECURITIES" means 7,600,000 shares of common stock, $.10 par value (U.S.$) of Micron (New York Stock Exchange ticker symbol "MU").

       (28) "UNITED STATES DOLLARS" and "$" mean the lawful currency of the United States of America, unless otherwise specified.




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1.2         HEADINGS

            The division of this Agreement into Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.3         STATUTE REFERENCES

            Any reference in this Agreement to any statute or any section thereof will, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.4         NUMBER AND GENDER

            Unless the context requires otherwise, words importing the singular number include the plural and vice versa. Any words importing gender includes all genders.

1.5         BUSINESS DAYS

            If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action will be made or taken on the next Business Day.

1.6         CURRENCY AND PAYMENT OBLIGATIONS

            Unless otherwise specified, all dollar amounts referred to in this Agreement are stated in United States Dollars. All payments due on a particular day must be received and available to the Bank not later than 2:00 p.m. on the due date and any payment made after that time will be deemed to have been made and received on the next Business Day.

1.7         CALCULATION OF INTEREST

            In calculating interest payable under this Agreement for any period of time, the first day of such period will be included and the last day of such period will be excluded.

1.8         TIME

            Unless otherwise expressly stated, any reference herein to a time will mean New York, New York, local time.




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                                    ARTICLE 2

                                   THE CREDIT


2.1         ESTABLISHMENT OF CREDIT; LOAN FUNDING

       (1) Upon the terms and conditions contained herein the Bank hereby agrees to make a loan to Borrower (the "Loan") at the request of the Borrower, and to increase the amount of such Loan from time to time at the Borrower's request; provided that the Lender need not increase the amount of the Loan to the extent the principal amount of the Loan, together with accrued interest, would exceed the Loan Commitment.

       (2) The Borrower may request the Bank to make an initial advance or to make one or more subsequent advances (each, an "Advance") to increase the principal amount of the Loan on any Business Day prior to the Maturity Date with one Business Day's prior notice. If the Bank has received such notice by 2:00 p.m. on any Business Day, and subject to Section 2.1(1), the Bank shall send the amount of the requested Advance to the account directed by the Borrower in such notice in immediately available funds by 2:00 p.m. on the following Business Day (each, a "Funding Date"). Amounts borrowed hereunder may be repaid and reborrowed from time to time, subject to the terms of this Agreement.

2.2         UTILIZATION OF PROCEEDS

            The Loan proceeds will be used by the Borrower for its general corporate business purposes. By making any request to the Bank to make an Advance, the Borrower represents that the proceeds of such Advance will not be used to purchase or carry Margin Stock.

2.3         NOTE

       (1) The Loan will be evidenced by a Note in favor of the Bank. The Note will be substantially in the form set out in Schedule A hereto. The Bank is hereby authorized to record the date and amount of each Advance and principal and interest payment in respect of the Loan in its books and records. Such books and records shall constitute prima facie evidence of the accuracy of the information contained therein.

       (2) Subject to Section 9.6, the Borrower agrees to execute and deliver to the Bank such replacement Note as may be requested from time to time. In such event, the Bank will return to the Borrower either the Note so replaced or, if such Note has been lost or stolen, appropriate indemnities with respect to the lost or stolen Note.

2.4         INTEREST RATE

            The outstanding amount of the Loan for each applicable Interest Period will bear interest at LIBOR minus .20% per annum; provided that interest on any amounts not paid when due (including, to the extent permitted by applicable law, interest on overdue interest) shall



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accrue at a rate per annum equal to LIBOR plus .30%. Such rate will be calculated based on the actual number of days in each Interest Period and a calendar year of 360 days. Interest on the Loan shall accrue from and including the Funding Date of each Advance to but excluding the date of any repayment thereof and shall be payable in arrears on each Interest Payment Date, on the date of any principal repayment, at maturity (whether by demand, acceleration or otherwise) and, after such maturity, on demand.

                                    ARTICLE 3

                            REPAYMENT AND PREPAYMENT


3.1         MATURITY DATE

            On the Maturity Date the Borrower will repay the Loan and will pay all accrued but unpaid interest on the Loan.

3.2         PREPAYMENT

            The Loan shall be prepayable by the Borrower at its option in whole or in part on any Business Day with one Business Day's prior notice to the Bank.

3.3         PREPAYMENT ON DEMAND BY THE BANK

            (a) The Bank shall have the right to demand prepayment of the Loan in whole or in part at any time; provided that the Bank shall give the Borrower written notice (or telephone notice promptly confirmed in writing) of its intent to demand prepayment of the Loan at least 15 days prior to the date of any such prepayment.

            (b) If on any day the amount of the Loan exceeds the Collateral Maintenance Requirement the Borrower shall, within two Business Days following receipt of notice from the Bank, prepay a portion of the Loan such that, following such prepayment, the amount of the Loan is equal to or less than the Loan Commitment.

3.4         BREAKAGE COSTS

            If the Bank demands prepayment of, or if the Borrower prepays, all or any part of the Loan pursuant to this Article 3, Article 7 or otherwise, the Borrower will forthwith reimburse the Bank for actual costs and out-of-pocket expenses (but not lost profits) reasonably incurred by the Bank as a result of any matched funding or interest rate hedging arrangements entered into by the Bank in support of the Loan.




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3.5         TERMINATION

            (a) Notwithstanding the prepayment in full of the Loan, amounts paid or prepaid on the Loan may be reborrowed in accordance with Article 2, and this Agreement shall terminate prior to the Maturity Date only after notice given in compliance with Section 3.5(b).

            (b) The Borrower or the Bank may terminate this Agreement prior to the Maturity Date on any Business Day by giving written notice (or telephone notice promptly confirmed in writing) thereof at least 15 days prior to the termination day specified in such notice; provided that, no termination of this Agreement by the Borrower shall be effective until all of the Liabilities of the Borrower shall have been discharged in full.

                                    ARTICLE 4

                                    SECURITY


4.1         PLEDGE AGREEMENT

            As continuing collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower will pledge, and grant a first charge and security interest in, the Collateral to the Bank. Such Pledge Agreement will be in form and substance satisfactory to the Bank.

4.2         FILING OF SECURITY INTEREST

            The Borrower covenants and agrees that it will, at Bank's expense, upon thirty (30) days' prior written notice and in such manner and form as the Bank may reasonably require, execute and deliver to the Bank for filing and recordation any financing statement, and take any other action that may be necessary or desirable in order to create, preserve, perfect or validate any security interests granted or to enable the Bank to exercise and enforce its rights under the Pledge Agreement with respect to any of the Collateral.

4.3         MAINTENANCE OF PERFECTION

            The Borrower will not change its name or change the location of its chief executive office unless it has provided the Bank with thirty (30) days' prior written notice of such change.




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\


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES


5.1 To induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants to the Bank, upon each of which representations and warranties the Bank specifically relies, as follows:

       (a) Good Standing: It is a corporation duly incorporated and organized, is validly existing under the laws of Nevada, is in good standing and has its principal place of business in Boise, Idaho.

       (b)  Corporate Power: It has the corporate power to:

            (i)      own the Selected Securities; and

            (ii) enter into and perform this Agreement, the Note and the Pledge Agreement.

       (c) Corporate Authorization: It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Note and the Pledge Agreement to which it is a party.

       (d) Consents and Authorization: To the best of its knowledge, no Consents of, or filing with, any person (including, without limitation, any Official Body) are required in connection with the execution, delivery or performance of its obligations under this Agreement, the Note and the Pledge Agreement or the validity or enforceability against it of them, except for such filings as may be required under the federal or state securities laws of the United States of America.

       (e) Due Execution: It has duly executed and delivered this Agreement, the Note and the Pledge Agreement.

       (f) No Legal Bar: To the best of its knowledge, the execution, delivery and performance of this Agreement and the borrowing of money by the Borrower hereunder, the use by it of the proceeds of such borrowing, the creation by the Pledge Agreement of the charge, pledge and security interest over the Collateral and the realization process contemplated in the Pledge Agreement will not violate any requirement of law or any of its contractual obligations.

       (g) No Material Litigation: To the best of its knowledge, no investigation or proceeding of any Official Body is pending against it or against any of its properties or revenues, existing or future, which could reasonably be expected to have an adverse effect on the Collateral, the Borrower's ownership of the



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            Collateral or the Borrower's ability to perform its obligations under the Pledge Agreement or this Agreement, and no litigation, investigation or proceeding of or before any Official Body is, to the best of the Borrower's knowledge, pending or threatened by or against it or against any of its properties or revenues, existing or future, which has or could reasonably be expected to have an adverse effect on the Collateral, the Borrower's ownership of the Collateral or its ability to perform its obligations under this Agreement or the Pledge Agreement.

      (h) Full Disclosure: To the best of its knowledge, there is no fact which has not been disclosed to the Bank which will, so far as the Borrower can now reasonably foresee, materially adversely affect the Borrower's ability to perform its obligations under the Pledge Agreement or this Agreement; to the best of its knowledge, but without any review, investigation or participation by the Borrower in the preparation of the filings of Micron Technology, Inc. with the United States Securities and Exchange Commission pursuant to section 13(a) of the United States Securities Exchange Act of 1934, as amended, such filings do not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, or in light of current circumstances, not misleading.

      (i) No Default: To the best of its knowledge, neither the execution nor the delivery by it of this Agreement or the Pledge Agreement, the consummation of the transactions herein and therein contemplated, nor the compliance with the terms, conditions and provisions hereof and thereof conflicts with, or will conflict with, or results or will result in, any breach of, or constitutes a default under, any of the provisions of its charter documents or by-laws or of any material agreement or instrument to which it is a party or by which it or the Collateral are bound.

      (j) Financial Information: To the best of its knowledge, any financial information regarding the Borrower that has been delivered by it to the Bank is true and accurate in all material respects.

      (k) Title: The Borrower has good and marketable title to the Collateral, subject only to the Pledge Agreement.

      (l) Security Interest: Upon execution of the Pledge Agreement and transfer of the Selected Securities to the Bank in accordance with the provisions of the Pledge Agreement, the Bank will have a valid and perfected first priority security interest in the Selected Securities as security for the Liabilities. The Selected Securities are fully paid and non-assessable.




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                                    ARTICLE 6

                                    COVENANTS


6.1         AFFIRMATIVE COVENANTS


            (a) Notice of Defaults: In addition to the covenants set out elsewhere in this Agreement, the Borrower covenants and agrees with the Bank that, except as otherwise permitted by the prior written consent of the Bank, it will forthwith notify the Bank in writing of the occurrence of any Event of Default or any event that with the giving of notice by the Bank or the passage of time would become an Event of Default.

            (b) Consents: Each party agrees it will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to the Agreement and will use all reasonable efforts to obtain any that may become necessary in the future.

            (c) Compliance: Each party agrees it will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under the Agreement.

            (d) Requirements: Borrower shall from time to time forthwith on Bank's request do, make and execute all documents, acts, matters and things as may be required by Bank with respect to the Agreement or any part hereof or as may be required to give effect to these presents.

            (e) Inspection: Borrower shall permit any authorized representative designated by the Bank to visit and inspect any of the properties of the Borrower, including any financial and accounting records, and to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, upon reasonable notice, all at such reasonable times during normal business hours and as often as may be reasonably requested.

            (f) Existence: Borrower agrees that it will maintain and preserve its existence and organization. Borrower additionally covenants that it will not voluntarily dissolve or wind up without first discharging its obligation under the Agreement.




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                                    ARTICLE 7

                                EVENTS OF DEFAULT


7.1         EVENTS OF DEFAULT

            The occurrence of any one or more of the following events will constitute an Event of Default under this Agreement:

      (a) Payment Default: If the Borrower shall: (i) fail to pay any principal due hereunder or under the Note, whether at maturity, upon demand for prepayment by the Bank or otherwise, as and when due and payable; (ii) fail to pay interest due hereunder or under the Note as and when due and payable; or (iii) fail to pay any fee or other amount due hereunder, within 3 Business Days after written notice thereof;

      (b) Failure to Perform Terms: If the Borrower defaults in the performance or observance of any term, condition or covenant contained in any of this Agreement, the Note or the Pledge Agreement, other than as described in clause (a) of this Section 7.1, and in the case of a default capable of being remedied, such default is not remedied within 30 days after written notice thereof has been delivered by the Bank to the Borrower (or in the case of a default under Section 12 of the Pledge Agreement, not remedied within 3 Business Days after written notice thereof);

      (c) Cross Default. If there shall occur (1) a default, event of default or other similar condition or event (however described) in respect of the Borrower or any Restricted Subsidiary of the Borrower under one or more agreements or instruments relating to indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the $5,000,000 which has resulted in such indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party or such Restricted Subsidiary (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the $5,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (d) Default under Specified Transaction: The Borrower or any Restricted Subsidiary of the Borrower (1) defaults under any swap, derivative or other notional contract with the Bank and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of any such contract, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of any such contract (or such default continues for at least



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            three Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, any such contract (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (e) Representations and Warranties: If any representation, warranty or statement which is made in this Agreement or the Pledge Agreement is untrue or incorrect in any material respect when made;

      (f) Documents Not Legally Binding: If any obligation or other provision in this Agreement, the Note or the Pledge Agreement that is material in the opinion of the Bank acting reasonably terminates or ceases to be legally valid, binding and enforceable against the Borrower or if the security interest created by the Pledge Agreement ceases to be a first priority perfected security interest in favor of the Bank other than by reason of the Bank's action or inaction;

      (g) Withdrawal of Necessary Consents: If any Consents required to make this Agreement, the Note or the Pledge Agreement legal, valid, binding and enforceable, in any material respect, or required in order to enable the Borrower to perform its obligations thereunder, in any material respect, are withdrawn or cease to be in full force and effect;

      (h) Bankruptcy: The Borrower generally does not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or a proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under the United States Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official over a material portion of the assets of the Borrower (such materiality determination to be made against the assets of the Borrower at the time of such appointment) and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this paragraph; or

      (i) The Bank shall fail to have a first priority perfected security interest in the Collateral for any reason within the control of Borrower.




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            All periods contained in this Section which allow the Borrower an opportunity to cure an Event of Default will, subject to applicable law, run concurrently with any requirements for notice under any U.S. or other applicable law.

7.2         ACCELERATION AND ENFORCEMENT

            Upon the occurrence of an Event of Default, all obligations of the Borrower to the Bank under this Agreement and the Note will, at the sole option of the Bank and without written notice to the Borrower (except as required by law), immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, the charge, pledge and security interest created by the Pledge Agreement will thereupon become enforceable by the Bank or its duly authorized agent, and the Bank may, at its option, enforce the Pledge Agreement and security interest.

                                    ARTICLE 8

                              CONDITIONS PRECEDENT


8.1         GENERAL

       (1) The obligation of the Bank to establish the Loan and to permit the Borrower to draw the Loan is subject to the fulfillment of the following conditions precedent to the satisfaction of the Bank, it being understood that the said conditions are included for the exclusive benefit of the Bank and may be waived in writing in whole or in part by the Bank at any time:

       (a) Pledge Agreement: The Borrower will have duly authorized, executed and delivered to the Bank the Pledge Agreement together with any other reasonable documentation required by the Bank (including delivery to the Bank of the Selected Securities in accordance with the Pledge Agreement).

       (b) Note: The Borrower will have executed and delivered the Note to the Bank.

       (c) Corporate Proceedings: The Borrower will have delivered to the Bank all records of all corporate proceedings in connection herewith, including without limitation, the following:

            (i) certified copies of all corporate action taken by the Borrower to authorize the borrowing hereunder and the execution and delivery of this Agreement, the Note and the Pledge Agreement; and

            (ii) an incumbency Certificate.




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      (d)   Corporate Opinion: Counsel for the Borrower will have delivered to the Bank an opinion with respect to the due authorization, execution and delivery of this Agreement, the Note and the Pledge Agreement, including an opinion that they are legally valid, binding and enforceable obligations, and that the security interest in the Collateral is perfected.

      (e) Registration: The Securities and Exchange Commission ("SEC") shall have declared effective a registration statement (File No. 333-5773) filed by Micron on June 29, 1998 with the SEC under the Securities Act of 1933 (the "Securities Act") with respect to all of the Selected Securities, which registration statement has the effect of permitting the transfer of the Selected Securities by the Bank as permitted by this Agreement and the Pledge Agreement and as set forth in the section of such registration statement captioned "Plan of Distribution" without further registration under the federal securities laws, subject to the Bank's delivery of any prospectus required to be delivered by the Securities Act.

      (f) UCC Financing Statements: The Borrower shall have filed UCC financing statements in form acceptable to the Bank in all jurisdictions necessary to perfect, for the benefit of the Bank, a security interest in the Collateral.


8.2         REGISTRATION RIGHTS

            Micron, the Bank and the Borrower have entered into a Registration Rights Agreement dated as of the date hereof (the "Rights Agreement") pursuant to which Micron has granted to the Bank and the Borrower certain rights to request that Micron effect the registration under the Securities Act of the 7,600,000 shares of Micron common stock (the "Loan Shares") that are the subject of this Agreement.

            The Bank and the Borrower acknowledge that the rights to request registration granted under the Rights Agreement are intended by the Bank and the Borrower to facilitate transactions between the Bank and the Borrower involving the common stock of Micron, including the Loan contemplated by this Agreement. Accordingly, the Borrower agrees that it will, take all other actions under the Rights Agreement reasonably required to permit Micron to effect the registration of the Loan Shares as contemplated therein.

            The Bank and the Borrower have agreed in the Rights Agreement to pay any Registration Expenses, as defined therein, incurred by Micron in connection with any registration requested under the Rights Agreement. The Borrower and the Bank agree that the Bank shall pay to Micron, or to the Borrower for payment to Micron, the first $200,000.00 of such Registration Expenses and that the Borrower shall pay to Micron any such Registration Expenses in excess of $200,000.00. Each of the Bank and the Borrower shall pay its own fees and expenses.

                                    ARTICLE 9

                                  MISCELLANEOUS


9.1         NOTICES

       (a) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement will be in writing and will be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or certified or registered mail, return receipt requested or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

            (i)  if to the Bank, to:

                  Mr. Ronald Jost
                  Executive Director
                  Canadian Imperial Bank of Commerce
                  425 Lexington Avenue - 6th Floor
                  New York, New York  10017
                  Fax:  (212) 856-6098
                  Phone: (212) 856-6591

            with a copy to:

                  Mr. Alexander Bakal
                  Executive Director, Financial Products
                  Canadian Imperial Bank of Commerce
                  425 Lexington Avenue
                  5th floor
                  New York, N.Y.  10017
                  Fax:       (212) 856-6526
                  Phone:    (212) 885-4349

            (ii)  if to the Borrower, to:

                  J.R. Simplot Company
                  999 Main Street - Ste. 1300
                  Boise, Idaho  83702
                  Fax:      (208) 389-7295
                  Phone:    (208) 389-2110

                  Attn:     Treasurer
                  and

                  Ronald Graves, Esq.
                  J.R. Simplot Company
                  999 Main Street - Ste. 1300
                  Boise, Idaho  83702
                  Fax:      (208) 389-7464
                  Phone:    (208) 389-7312

            with a copy to:

                 Jacques K. Meguire, Esq.
                 Sonnenschein Nath & Rosenthal
                 8000 Sears Tower
                 Chicago, Illinois 60606
                 Fax:      (312) 876-7934
                 Phone:    (312) 876-8000

       (b) Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. If so delivered, faxed or sent on or after 4:30 p.m. on such day, such communication will be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

       (c) Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

9.2         TIME OF ESSENCE

            Time will be of the essence of this Agreement in all respects.

9.3         NON-MERGER

            The obligations of the Borrower contained in this Agreement (and to the extent that those obligations are not repeated in the Pledge Agreement) will survive the execution of the Pledge Agreement and the drawdown of the Loan, and the Borrower agrees that those obligations will not be deemed to be merged in the execution of the Pledge Agreement.

9.4         INTERPRETATION

            This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions (other than Section 5- 1401 of the New York General Obligations Law).

9.5         SUBMISSION TO JURISDICTION

            Any legal action or proceeding with respect to this agreement may be brought in the courts of the State of New York, in the Borough of Manhattan, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and any appellate courts to which any decisions of such courts may be appealed. Each party hereto hereby irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof to such party by registered or certified mail, postage prepaid, return receipt requested, to such party at its address specified in section 9.1. The parties hereto hereby irrevocably waive trial by jury, and the parties hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

9.5         ASSIGNMENT

            Without the prior written consent of the other Party, no Party may assign or transfer, encumber or otherwise dispose of (whether by security or otherwise) any part of its respective rights or obligations under this Agreement, the Note or the Pledge Agreement.

9.6         AMENDMENTS TO AGREEMENT

            Any amendments to this Agreement must be in writing and signed by an officer of each of the Parties, duly authorized for such purpose.

9.7         EXPENSES OF ENFORCEMENT

            (1) The Borrower agrees that the Bank may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including reasonable legal expenses) in or in connection with maintaining, protecting, disposing of, retaining, collecting or realizing upon the Collateral and the Pledge Agreement or any part thereof and may apply the proceeds of realizing, disposing of or collecting upon such Collateral or Pledge Agreement to the payment of such sums.

            (2) The Bank agrees that the Borrower may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including reasonable legal expenses) in or in connection with recovering the Collateral or any part thereof in the event of the failure by the Bank to return such Collateral to the Borrower in accordance with the terms hereof.

9.8         RIGHTS AND WAIVERS

            The rights and remedies of the Bank under this Agreement and the Pledge Agreement:

            (a) are cumulative;

            (b) may be exercised as often and in such order as the Bank considers appropriate;

            (c) are in addition to its rights and remedies under applicable law;
                and

            (d) will not be capable of being waived or varied except by virtue of an expressed waiver or variation in writing signed by an officer of the Bank.

In particular, any failure to exercise or any delay in exercising any of such rights and remedies will not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights will not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Bank or on its behalf will in any way preclude it from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

9.9         FURTHER ASSURANCES

            The Borrower will promptly do, execute, deliver or will cause to be done, executed and delivered all such further acts, documents and things in connection with this Agreement that the Bank may reasonably require for the purposes of giving effect to the provisions and purposes of the Agreement.

9.10        SEVERABILITY

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11        COUNTERPARTS

            This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

9.12        NO OFFSET

            The Bank agrees that it will not offset the Collateral, or any obligations it owes to the Borrower to return the Collateral, against any obligations owing by the Borrower to the Bank other than the Liabilities.

            IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above.


                                            J.R. SIMPLOT COMPANY


                                            By: /s/ DENNIS R. MOGENSEN
                                               ---------------------------------
                                            Name:   Dennis R. Mogensen
                                            Title:  Sr. Vice-President


                                            CANADIAN IMPERIAL BANK OF
                                            COMMERCE,
                                            Acting through its New York Agency


                                            By: /s/ RONALD JOST
                                               ---------------------------------
                                            Name:   Ronald Jost
                                            Title:  Executive Director

                                   SCHEDULE A

                                      NOTE

                                                                   July 24, 1998



                  FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to Canadian Imperial Bank of Commerce acting through its New York Agency (the "Bank") or order at 425 Lexington Avenue, New York, New York 10017, or such other place as the Bank may direct in writing in accordance with the provisions of the Revolving Loan Agreement (as amended or restated from time to time, the "Loan Agreement") dated July 24, 1998 between J. R. Simplot Company and the Bank, on the Maturity Date, or such earlier date as is provided in the Loan Agreement, the amount the Bank has advanced to J. R. Simplot Company under the Loan Agreement which remains unpaid from time to time with interest and additional payments thereon in accordance with and on the dates set forth in the Loan Agreement both before and after maturity, default and judgment, until paid.

                  This note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, pursuant to which the indebtedness evidenced hereby may become payable at any time. All initially capitalized terms used herein and not otherwise defined have the meanings given to them in the Loan Agreement.

                                                     J. R. SIMPLOT COMPANY


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:



                                                                             c/s